UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 29, 2024

(Date of earliest event reported)

ImmuCell Corporation

(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive
Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

207-878-2770

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	ICCC	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 29, 2024, ImmuCell Corporation (the “Company”) entered into an Amending Agreement (the “Amendment”) with Norbrook Laboratories Limited (“Norbrook”), which Amendment amends that certain Development Services and Commercial Supply Agreement, dated September 5, 2019, by and between the Company and Norbrook (as amended to date, the “Agreement”). Pursuant to the Agreement, Norbrook provides certain formulation, aseptic filling and packaging services for the Company at its FDA-licensed facility in connection with the regulatory approval and subsequent commercial product sales of Re-Tain™, the Company’s purified Nisin treatment for subclinical mastitis in lactating dairy cows. The Amendment provides, among other things, that Norbrook shall complete the manufacture of current in-process inventory and that the Agreement between the Company and Norbrook shall terminate on March 31, 2026 (subject to the terms of the Agreement).

The forgoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amending Agreement between the Company and Norbrook Laboratories Limited dated as of November 29, 2024.
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Date: December 2, 2024	By:	/s/ Michael F. Brigham
Michael F. Brigham
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amending Agreement between the Company and Norbrook Laboratories Limited dated as of November 29, 2024.
104	Cover Page Interactive Data File

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